EX-10.49
    Contract No.010032

                           FT SERVICE AGREEMENT

         THIS AGREEMENT entered into this 1st day of November, 1998, by and between Eastern Shore Natural Gas Company, a corporation of the State of Delaware (herein called "Seller"), and Elkton Gas Division of NUI Corporation (herein called "Buyer").

                                WITNESSETH

         WHEREAS, Buyer desires to obtain Firm Transportation Service from Seller and Seller is willing to provide Firm Transportation Service for Buyer; and

         WHEREAS, such service will be provided by Seller for Buyer in accordance with the terms hereof.

         NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the sufficiency of which is hereby acknowledged, Seller and Buyer do covenant and agree as follows:

                                 ARTICLE I

                                Definitions

         In addition to the definitions incorporated herein through Seller's Rate Schedule FT, the following terms when used herein shall have the meanings set forth below:

         1.1 The term "FERC" shall mean the Federal Energy Regulatory Commission or any successor regulatory agency or body which has authority to regulate the rates and/or services of Seller.

         1.2 The term "Rate Schedule FT" shall mean Seller's Rate Schedule FT and the General Terms and Conditions of Seller's FERC Gas Tariff, as filed with the FERC and as changed and adjusted from time to time by Seller in accordance with Section 4.2 hereof or in compliance with any final FERC order affecting such Rate Schedule and/or General Terms and Conditions.

                                ARTICLE II

                                 Quantity

         2.1 The Maximum Daily Transportation Quantity ("MDTQ") shall be set forth on Exhibit "B" attached hereto. The applicable MDTQ shall be the largest daily quantity of gas, expressed in dekatherms ("dt"), that Seller is obligated to transport and make available for delivery for the account of Buyer under this Service Agreement on any one Gas Day.

         2.2 Buyer may tender natural gas for transportation to Seller on any Gas Day up to the MDTQ, plus the Fuel Retention Quantity as defined in Section 31 of the General Terms and Conditions of Seller's FERC Gas Tariff. Seller agrees to receive the aggregate of the quantities of natural gas that Buyer tenders for transportation, plus the Fuel Retention Quantity, at the Point(s) of Receipt, up to the Maximum Daily Receipt Obligation ("MDRO") specified for each Point of Receipt as set forth on Exhibit "A" attached hereto, and to transport and make available for delivery for the account of Buyer at each Delivery Point Area ("DPA") specified on Exhibit "B" attached hereto, quantities of natural gas up to the amount scheduled by Seller, less the Fuel Retention Quantity, and Buyer agrees to accept or cause acceptance of such delivery by Seller.

                                ARTICLE III

                     Payment and Rights of Termination

         3.1 Upon  the commencement of  service hereunder, Buyer  shall pay Seller, for all service rendered hereunder, the rates established under Buyer's Rate Schedule FT as filed with the FERC and as said Rate Schedule may hereafter be legally amended or superseded.

         3.2 In the event Buyer fails to pay for the service provided under this Agreement or otherwise fails to meet Seller's standards for creditworthiness, Seller shall have the right to terminate this Agreement pursuant to the conditions set forth in Section 11,
    Section 18 and Section 19 of the General Terms and Conditions of Seller's FERC Gas Tariff.

         3.3 In the event Buyer and Seller mutually agree to a negotiated rate(s) and/or terms of service hereunder (if authorized by the Commission), provisions governing such negotiated rate (including surcharges) and terms shall be set forth on Exhibit C to this Agreement.

                                ARTICLE IV

         Rights to Amend Rates and Terms and Conditions of Service

         4.1 This Agreement in all respects shall be and remain subject to the provisions of said Rate Schedule FT and the provisions of the General Terms and Conditions of Seller's FERC Gas Tariff (as the same may hereafter be legally amended or superseded), all of which are made a part hereof by this reference.

         4.2 Seller shall have the unilateral right to file with the appropriate regulatory authority and seek to make changes in: (a) the rates and charges applicable to its Rate Schedule FT; (b) Rate Schedule FT including the Form of Service Agreement and the existing Service Agreement pursuant to which this service is rendered; and/or (c) any provisions of the General Terms and Conditions of Seller's FERC Gas Tariff applicable to Rate Schedule FT, provided however, Seller shall not have the right, without the consent of Buyer, unless required to do so pursuant to applicable laws or regulations, to make any filing pursuant to Section 4 of the Natural Gas Act to reduce the firm nature of the service provided under said Rate Schedule or the provisions of Exhibits "A", "B" and "C". Seller agrees that Buyer may protest or contest the aforementioned filings, or seek authorization from duly constituted regulatory authorities for such adjustment of Seller's existing FERC Gas Tariff as may be found necessary in order to assure that the provisions in (a), (b), or (c) above are just and reasonable.

                                 ARTICLE V

               Term of Agreement and Commencement of Service

         5.1 The primary term of this Agreement shall commence on November 1, 1998 and shall continue in effect until October 31, 2008. Termination or renewal of this Agreement shall occur in accordance with the provisions of Section 13 of the General Terms and Conditions of Seller's FERC Gas Tariff.

         5.2 Any portion of this Agreement necessary to correct or "cash out" imbalances under this Agreement, pursuant to the General Terms and Conditions of Seller's FERC Gas Tariff, shall survive the other parts of this Agreement until such time as such balancing has been accomplished.

                                ARTICLE VI

       Point(s) of Receipt and Delivery and Maximum Daily Quantities

         6.1 The Primary Point(s) of Receipt and MDRO for each Primary Point of Receipt, for all gas delivered for the account of Buyer into Seller's pipeline system under this Agreement, shall be at the Point(s) of Receipt on Seller's pipeline system as set forth on Exhibit "A" attached hereto.

         6.2 The Primary Delivery Point Area(s) ("DPA") and Maximum Daily Delivery Obligation ("MDDO") for each DPA for all gas made available for delivery by Seller to Buyer, or for the account of Buyer, under this Agreement shall be as set forth on Exhibit "B" attached hereto. Exhibit "B" also includes the Maximum Hourly Quantity ("MHQ") for each DPA as defined in Section 20 of the General Terms and Conditions of Seller's FERC Gas Tariff.

                                ARTICLE VII

                           Notices and Payments

         7.1 All notices and communications with respect to this Agreement shall be in writing and shall be considered as duly conveyed when sent to the addresses stated below or at any other such address as either Seller or 8uyer may hereafter designate in writing in accordance with the applicable provisions of Section 8 of the General Terms and Conditions of Seller's FERC Gas Tariff.

    Seller:             Eastern Shore Natural Gas Company
                        Post Office Box 1769
                        Dover, Delaware 19903-1769
                        Attention: Director of Customer Services

    Buyer:              Elkton Gas Division of NUI Corporation
                        550 Route 202-206
                        P.O. Box 760
                        Bedminster, New Jersey 07921-0760
                        Attention: Contract Administration






         7.2 All payments for service provided under this Agreement shall be by wire transfer of funds and shall be directed to the address stated below:

                             Eastern Shore Natural Gas Company
                             PNC Bank - Wilmington, DE
                             Account No. 5684278110
                             ABA No. 031100089

                               ARTICLE VIII

                                Facilities

         8.1 To the extent that construction of facilities is necessary to provide service under this Service Agreement, such construction, including payment for the facilities, shall occur in accordance with Section 12 of the General Terms and Conditions of Seller's FERC Gas Tariff.

                                ARTICLE IX

                  Regulatory Authorizations and Approvals

         9.1 Seller's obligation to provide service is conditioned upon receipt and acceptance of any necessary regulatory authorization to provide Firm Transportation Service for Buyer in accordance with the terms of Rate Schedule FT, this Service Agreement and the General Terms and Conditions of Seller's FERC Gas Tariff. Buyer agrees to reimburse Seller for all reporting and/or filing fees incurred by Seller in providing service under this Service Agreement.

                                 ARTICLE X

                                 Pressures

         10.1  The  quantities  of  gas  delivered  or  caused  to   be
    delivered by Buyer to Seller hereunder shall be delivered into Seller's pipeline system at a pressure sufficient to enter Seller's system, but in no event shall such gas be delivered at a pressure exceeding the maximum authorized operating pressure or such other pressure as Seller permits at the Point(s) of Receipt.

                                ARTICLE XI

                               Miscellaneous

         11.1 This Agreement shall bind and benefit the successors and assigns of the respective parties hereto; provided however, neither party shall assign this Agreement or any of its rights or obligations hereunder without first obtaining the written consent of the other party.

         11.2 No waiver by either party of any one or more defaults by the other in the performance of any provisions of this Agreement shall operate or be construed as a waiver of any future defaults of a like or different character.





         11.3 This Agreement includes Exhibits "A", "B" and "C", which are incorporated fully herein and made a part hereof.

         11.4  Modifications   to  this  Agreement  shall  not  become
    effective except by execution of an amendment thereto.

         11.5 This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without recourse to the law governing conflicts of laws, and to all present and future valid laws with respect to the subject matter, including present and future orders, rules and regulations of duly constituted governmental authorities.

                                ARTICLE XII

                   Superseding Prior Service Agreements

         12.1 This Agreement, on its effective date, supersedes and cancels the following Service Agreement(s) between Seller and
    Buyer: None

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives effective as of the date first written above.

    SELLER                                  BUYER

    EASTERN SHORE NATURAL GAS COMPANY       ELKTON GAS DIVISION OF
                                            NUI CORPORATION

    By: /S/ STEPHEN C. THOMPSON             By: /S/ THOMAS E. SMITH

    Title: President                        Title:  Director, Energy
                                                      Planning


                (To be attested by the Corporate Secretary if not signed by an officer of the company)

    Attested By:                            Attested By:Lorraine Gayga

    Title:                                  Title: Assistant Corporate
                                                       Secretary

    Date:                                   Date: